EXHIBIT 10.13

STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP.

DISTRIBUTION AND SERVICING PLAN

March 31, 2026

This Distribution and Servicing Plan (this “Plan”) has been adopted on a voluntary basis and in conformity with Rule 12b-1 (the “Rule”) under the Investment Company Act of 1940, as amended (the “1940 Act”), by Star Mountain Lower Middle-Market Capital Corp., a Delaware corporation that has elected to be regulated as a business development company under the 1940 Act (the “Company”), with respect to its classes of shares of common stock (each, a “Class”) listed on Appendix A, as amended from time to time, subject to the terms and conditions set forth herein.

1.	Distribution Fee and Stockholder Servicing Fee

The Company may pay to any distributor of its shares of common stock (the “Distributor”), with respect to and at the expense of each Class listed on Appendix A, a fee for (i) distribution and sales support services (the “Distribution Fee”), as applicable, and/or (ii) stockholder services (the “Servicing Fee”), and each as more fully described below (together, the “Stockholder Servicing and/or Distribution Fee”), such fee to be paid quarterly at the rate per annum of the aggregate NAV as of the beginning of the first calendar day of each applicable quarter of the Class specified with respect to such Class under the column “Stockholder Servicing and/or Distribution Fee” on Appendix A. The Distribution Fee under this Plan will be used primarily to compensate the Distributor for such services provided in connection with the offering and sale of shares of the applicable Class, and to reimburse the Distributor for related expenses incurred, including payments by the Distributor to compensate or reimburse brokers, other financial institutions or other industry professionals (collectively, “Selling Agents”), for distribution services and sales support services provided and related expenses incurred by such Selling Agents. Payments of the Distribution Fee on behalf of a particular Class must be in consideration of services rendered for or on behalf of such Class. However, joint distribution or sales support financing with respect to the shares of the Class (which financing may also involve other investment portfolios or companies that are affiliated persons of such a person, or affiliated persons of the Distributor) are permitted in accordance with applicable law. Payments of the Servicing Fee will be used to compensate the Distributor for personal services and/or the maintenance of stockholder accounts services provided to stockholders in the related Class and to reimburse the Distributor for related expenses incurred, including payments by the Distributor to compensate or reimburse brokers, dealers, other financial institutions or other industry professionals that are furnishing such services. Payments of the Stockholder Servicing and/or Distribution Fee may be made without regard to expenses actually incurred. In addition to the payment of the Stockholder Servicing and/or Distribution Fees set forth on Appendix A hereto, the Company may pay for (i) certain due diligence expenses and other platform fees and expenses related to the potential offering of shares on a Selling Agent platform, (ii) expenses incurred in connection with the printing and mailing of offering materials to other than current stockholders and the printing and mailing of sales literature, and (iii) any expenses incurred related to one or more third parties that provide, track, monitor and/or maintain databases, subscriptions, and customer relationship management services in respect of the potential offering of shares on a Selling Agent platform; provided that any such expenses shall not exceed $50,000.

2.	Calculation and Payment of Fees

The amount of the Stockholder Servicing and/or Distribution Fee payable with respect to each Class listed on Appendix A will be calculated at the rate per annum of the aggregate NAV as of the beginning of the first calendar day of each applicable quarter, payable quarterly in arrears, at the applicable annual rates indicated on Appendix A. The Stockholder Servicing and/or Distribution Fee will be calculated and paid separately for each Class.

3.	Approval of Plan

This Plan will become effective, as to any Class (including any Class not currently listed on Appendix A), upon its approval by (a) a majority of the Board of Directors, including a majority of the directors who are not “interested persons” (as defined in the 1940 Act) of the Company and who have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (“Qualified Director”), pursuant to a vote cast at a meeting called for the purpose of voting on the approval of this Plan (or as may otherwise be permitted by applicable law and regulations or by orders of or guidance from the Securities and Exchange Commission), and (b) with respect to Section 1 of this Plan only, if this Plan is adopted for a Class after any public offering of shares of the Class or the sale of shares of the Class to persons who are not affiliated persons of the Company, affiliated persons of such persons, promoters of the Company, or affiliated persons of such promoters, a majority of the outstanding voting securities (as defined in the 1940 Act) of such Class.

4.	Continuance of the Plan

This Plan will continue in effect with respect to a Class for one year from the date set forth above, and from year to year thereafter indefinitely so long as such continuance is specifically approved at least annually by the Company’s Board of Directors in the manner described in Section 3(a) above.

5.	Implementation

All agreements with any person relating to implementation of this Plan with respect to any Class shall be in writing, and any agreement related to this Plan with respect to any Class shall provide: (a) that such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Qualified Directors or by a majority vote of the outstanding voting securities of the relevant Class, on not more than 60 days’ written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment (as defined under the 1940 Act).

For the purposes of this Plan, the “affirmative vote of a majority of the outstanding shares” of the Company means the affirmative vote, at a duly called and held meeting of stockholders of the Company, (a) of the holders of 67% or more of the shares of the Company present (in person or by proxy) and entitled to vote at the meeting, if the holders of more than 50% of the outstanding shares of the Company entitled to vote at the meeting are present in person or by proxy or (b) of the holders of more than 50% of the outstanding shares of the Company entitled to vote at the meeting, whichever is less. For the purposes of this Plan, the terms “interested person” and “assignment” have their respective meanings defined in the 1940 Act, subject, however, to the rules and regulations under the 1940 Act and any applicable guidance or interpretation of the Securities and Exchange Commission or its staff; and the term “approve at least annually” will be construed in a manner consistent with the 1940 Act and the rules and regulations under the 1940 Act and any applicable guidance or interpretation of the Securities and Exchange Commission or its staff.

6.	Termination

This Plan may be terminated at any time with respect to the shares of any Class by vote of a majority of the Qualified Directors, or by a majority vote of the outstanding voting securities of the relevant Class.

7.	Amendments

This Plan may not be amended with respect to any Class so as to increase materially the amount of the Stockholder Servicing and/or Distribution Fee with respect to such Class without approval in the manner described in Section 3(a) above and by a majority vote of the outstanding voting securities of the relevant Class. All material amendments to this Plan shall be approved in the manner provided for approval of this Plan in Section 3(a) above.

8.	Written Reports

While this Plan is in effect, the Company’s Board of Directors will receive, and will review, at least quarterly, written reports complying with the requirements of the Rule, which set out the amounts expended under this Plan and the purposes for which those expenditures were made.

9.	Preservation of Materials

The Company will preserve copies of this Plan, any agreement relating to this Plan and any report made pursuant to Section 8 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of this Plan, agreement or report.

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APPENDIX A TO DISTRIBUTION AND SERVICING PLAN

STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP.

Class of Shares of Common Stock	Stockholder Servicing and/or Distribution Fee

Class S Shares	0.75%

Class D Shares	0.25%

Class I Shares	N/A

Class SP Shares	N/A